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                                                                    EXHIBIT 23.1

The Board of Directors and Shareholders
Vitesse Semiconductor Corporation:

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Los Angeles, California
October 21, 1996